Exhibit 10.4

PROMISSORY NOTE

DATE: JULY 27, 2004
AMOUNT:	$400,000.00	MATURITY DATE: DECEMBER 31, 2004

FOR VALUE RECEIVED, PARAGON SYSTEMS, INC., an Alabama corporation (“Borrower”) whose address is unconditionally promises to pay to the order of BRE LLC, a Florida limited liability company (“Lender”), its successors and assigns, without setoff, at its offices located at 1403 W. Colonial, Suite B, Orlando, Fl 32804, or at such other place as may be designated by Lender, the principal amount of FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($400,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.                                       Rate.  The Rate shall be fixed at twelve percent (12%) percent per annum.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2.                                       Accrual Method.  Interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3.                                       Payment Schedule.  All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

4.                                       Principal and Interest Payments.  Borrower shall promptly pay Lender all amounts received by Borrower upon Borrower’s collection of the amounts due pursuant to certain invoices (the “Specified Invoices”, as defined in the Security Agreement). Notwithstanding the foregoing, all amounts due hereunder shall be repaid on the earlier of (i) closing of Borrower’s IPO (hereinafter defined) or (it) December 31, 2004. Interest hereon shall be paid monthly commencing on August 27th, 2004, and continuing on the same day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5.                                       No Revolving Feature.  Provided Borrower is in compliance with the terms of this Note, and the other documents executed in connection herewith, Lender shall disburse funds hereunder to Borrower within 24 hours of Borrower’s written request.  Once Borrower has repaid sums due hereunder, it shall not be entitled to borrower such amounts in the future.

6.                                       Waivers, Consents and Covenants.  Borrower, any indorser or guarantor hereof, or any other party hereto (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the “Loan Documents”); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney’s and paralegal’s fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, Lenderruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

7.                                       Indemnification.  Obligors agree to promptly pay, indemnify and hold Lender harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note.

8.                                       Delinquency Charge.  To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

9.                                       Events of Default.  The following are events of default hereunder:  (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Lender, or to any affiliate or subsidiary of Lender, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness of any Obligor to any other party; (c) the death of any Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Lender in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under Lenderruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Lender that any representation or warranty made to Lender by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Lender shall request from time to time; (i) the entry of a judgment against any Obligor which Lender deems to be of a material nature, in Lender’s sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Lender that it is insecure for any reason; (1) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower’s business to comply with any law or regulation controlling its operation.

10.                                 Remedies upon Default.  Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender’s discretion up to the maximum rate allowed by law, or if none, 25% per annum (the “Default Rate”). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Lender’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

11.                                 [Reserved]

12.                                 Non-waiver.  The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date.  All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender.  The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender, each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

13.                                 Applicable Law, Venue and Jurisdiction.  This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts.  Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

14.                                 Partial Invalidity.  The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

15.                                 Binding Effect.  This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

16.                                 Controlling Document.  To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

17.                                 Arbitration and Waiver of Jury Trial.  Any claim or controversy (“Claim”) between the parties, whether arising in contract or tort or by statute including, but not limited to, Claims resulting from or relating to this Agreement shall, upon the request of either party, be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, US Code).  Arbitration proceedings will be conducted in accordance with the rules for arbitration of financial services disputes of J.A.M.S./Endispute.  The arbitration shall be conducted in any U. S. state where real or tangible personal property collateral for the credit is located or if there is no such collateral, in Florida.  The arbitration hearing shall commence within 90 days of the demand for arbitration and close within 90 days of commencement, and any award, which may include legal fees, shall be issued (with a brief written statement of the reasons therefore) within 30 days of the close of hearing.  Any dispute concerning whether a claim is arbitrable or barred by the statute of limitations shall be determined by the arbitrator. This arbitration provision is not intended to limit the right of any party to exercise self-help remedies, to seek and obtain interim or provisional relief of any kind or to initiate judicial or non- judicial foreclosure against any real or personal property collateral. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, if for any reason a claim is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect of such claim.

Borrower represents to Lender that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTION DATE: July 27, 2004	PARAGON SYSTEMS, INC., an Alabama
corporation

	By:	/s/ R.G. Farrell
	Name:	R. G. FARRELL
	Title:	Chairman

[Corporate Seal]